Dean Heller
Secretary of State
101 North Carson Street
Suite 3
Carson City, Nevada 89701

                            Articles of Incorporation
                            -------------------------
                         Filed June 1st 2000 #C15312-00
                         ------------------------------

1. Name of Corporation:                 Invicta Group Inc

2. Resident Agent name and address:     Randolph Lay
                                        1700 East Desert Inn Road
                                        Las Vegas, Nevada 89109


3. Shares:                              1000 Par value. 01cents

4. Names Addresses,
   Number of Board of Directors/Trustees:     1

                                        Richard David Scott
                                        120 Granville Avenue
                                        Los Angeles, Ca 90049


5. Purpose:                              Any legal business

6. Other matters:                        None

7. Names addresses and signatures
Of Incorporators:                        Richard David Scott(signature)
                                         120 Granville Avenue # 14
                                         Los Angeles, Ca 90049


8. Certificate of acceptance of
Appointment of Resident Agent:          Randolph Lay (signature)
                                        Date: June 1st 2000.